                [New England Life Insurance Company Letterhead]


                                                                 Exhibit 10(iii)




                               CONSENT OF COUNSEL


I consent to the incorporation by reference in this Post-Effective Amendment No. 6 ("Post-Effective Amendment No. 6") of Registration Statement File No. 333-51676 of American Forerunner Series, issued through New England Variable Annuity Separate Account on Form N-4 to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information in Post-Effective Amendment No. 4 to Registration Statement No. 333-51676 which is incorporated by reference under this Post-Effective Amendment No. 6.





/s/ MARIE C. SWIFT
Marie C. Swift
Vice President and Counsel
New England Life Insurance Company
Boston, Massachusetts
July 12, 2004